UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2016

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2016, the board of directors (the “Board”) of Senseonics Holdings, Inc. (the “Company”) appointed Steven Edelman, M.D. to serve as a director of the Company.  Dr. Edelman will serve as a Class II director whose term will expire at the Company’s 2018 annual meeting of stockholders.  There is no arrangement or understanding between Dr. Edelman and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Edelman and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Dr. Edelman requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Edelman is set forth below.

Steven Edelman, M.D., age 61, has served as a Professor of Medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California, San Diego and the Veterans Affairs Healthcare System of San Diego since 2001.  He also currently serves as a director of Taking Control of Your Diabetes, a non-profit organization promoting patient education, motivation and self-advocacy that he founded in 1995, and the Diabetes Care Clinic VA Medical Center. Dr. Edelman received his B.A. and his M.S. in Biology from the University of California, Los Angeles and his M.D. from the University of California, Davis.

In accordance with the Company’s compensation policy for non-employee directors, on September 2, 2016, Dr. Edelman was granted a nonqualified stock option to purchase 94,599 shares of the Company’s common stock.  The stock option has an exercise price per share of $3.90, the closing price of the Company’s common stock on September 2, 2016.  This option will vest and become exercisable in 36 equal monthly installments subject to Dr. Edelman’s continued service as a director through such vesting dates.  At each annual stockholder meeting following which Dr. Edelman’s term as a director continues, Dr. Edelman will be entitled to receive an additional nonqualified stock option to purchase shares of the Company’s common stock with a Black-Scholes value of $106,500, which option will vest and become exercisable on the one year anniversary of the date of grant.  Dr. Edelman has also entered into the Company’s standard form of indemnification agreement.

Item 7.01             Regulation FD Disclosure.

On September 6, 2016, the Company issued a press release announcing the appointment of Dr. Edelman.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits.

 NumberDescription

99.1    Press release of Senseonics Holdings, Inc. dated September 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2016	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer